Exhibit 99.1

Nationwide Health Properties, Inc. Prices Its Common Stock Offering

NEWPORT BEACH, Calif., March 31 — Nationwide Health Properties, Inc. (NYSE), a leading healthcare real estate investment trust, today announced the pricing of its public offering of 9,000,000 shares of its common stock at a price to the public of $21.50 per share. Of those shares, 4,500,000 will be issued directly by NHP and 4,500,000 will be sold by affiliates of certain underwriters in connection with the forward sale agreements between such affiliates and NHP described below. The Company has granted to the underwriters of the common stock offering an option to purchase up to 1,350,000 shares of additional common stock, exercisable solely to cover over-allotments.

NHP will use the net proceeds from the sale of the 4,500,000 newly issued shares (and any shares issued upon exercise of the over-allotment option) to fund a portion of its acquisition and master leaseback of the real estate holdings of Hearthstone Assisted Living, Inc. Pending the consummation of the Hearthstone acquisition, NHP will use the net proceeds from the sale of the newly issued shares to repay a portion of the amounts outstanding under its existing credit facility and for short-term investments.

NHP has also entered into forward sale agreements with affiliates of J.P. Morgan Securities Inc. and UBS Securities LLC, as forward purchasers. The forward purchasers (or their affiliates) intend to borrow and sell 4,500,000 shares of NHP common stock to the underwriters in connection with the offering. The forward sale agreements can be settled by NHP at any time within approximately one year of the offering, either by the physical delivery of 4,500,000 shares of common stock or in cash. NHP expects to physically settle the forward sale agreements and use the proceeds to finance a portion of the Hearthstone acquisition. NHP will not receive any proceeds from the sale of shares of its common stock by the forward purchasers (or their affiliates) unless and until the forward sale agreements are physically settled.

The offering of the newly issued shares and the shares covered by the forward sale agreements is being made under NHP’s currently effective shelf registration statement filed with the Securities and Exchange Commission. The joint book-running managers for the offering are J.P. Morgan Securities Inc. and UBS Securities LLC. The co-managers for the offering are A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, Cohen & Steers Capital Advisors, LLC, and Cantor Fitzgerald & Co. J.P. Morgan Securities Inc. acted as sole structuring agent for the forward sale agreements.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in health care facilities and has investments in 446 facilities in 39 states.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of NHP’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained when available from: J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or from UBS Securities LLC, Prospectus Dept., 299 Park Avenue, New York, NY 10171.

Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should”, “plans” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof.

These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals, including the closing of the Hearthstone acquisition and achievement of the anticipated benefits therefrom; whether or not the forward sale agreements are settled in shares of common stock and as a result we receive the proceeds thereof; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our Annual Report on Form 10-K filed with the SEC on February 8, 2006 and the preliminary prospectus supplement filed with the SEC on March 28, 2006.